EXHIBIT 16.1

MICHAEL F. CRONIN, CPA
687 LEE ROAD, STE 210 ROCHESTER, NY 14606	407-754-7027 email mikeccpa@aol.com	1574 EAGLE NEST CIRCLE WINTER SPRINGS, FL 32708

March 30, 2009
Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

St. Lawrence Energy Corp (the “Company”) has made available to me a copy of its Current Report on Form 8-K, dated March 30, 2009 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
NY, FL